                                                                    Exhibit 21.1


                              LIST OF SUBSIDIARIES
                              --------------------

                                                            PERCENT OWNED              JURISDICTION
NAME OF SUBSIDIARY                                      DIRECTLY OR INDIRECTLY       OF INCORPORATION
                                                            BY REGISTRANT

ACTIVE
------
Encre Consumables B.V. (Encre)                                   100%                    Amsterdam
                                                                                        Netherlands
NUR America Inc. (NUR America)                                   100%                  Massachusetts,
                                                                                       United States
NUR Asia Pacific (Hong Kong) Ltd. (NUR Asia Pacific)             100%                 Hong Kong, China
NUR DO Brazil Ltda. (NUR Brazil)                                 100%                 San Paulo, Brazil
NUR Europe S.A. (NUR Europe)                                     100%                 Brussels, Belgium
NUR Hungary Trading and Software Licensing Limited               100%                 Budapest, Hungary
Liability Company (HOC)
NUR Macroprinters (Shanghai) Ltd. (NUR Shanghai)                 100%                  Shanghai, China
NUR Media Solutions S.A. (NUR Media Solutions)                   100%                 Brussels, Belgium

Salsa Digital Printers Ltd. (Salsa Digital Printers)             100%                Texas, United States
Signtech Japan Ltd. (Signtech Japan)                             100%                   Tokyo, Japan
NUR Pro Engineering Ltd.                                          50%                Rosh Ha'ain, Israel
Stillachem S.A. (Stillachem)                                    50.1%                Charleroi, Belgium





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